Exhibit 99.1

 Lender Presentation  February 10, 2025  Copyright © 2025 Gen Digital Inc. All rights reserved.  Special Notice Regarding Publicly Available Information  THE COMPANY HAS REPRESENTED THAT THE INFORMATION CONTAINED IN THIS LENDER PRESENTATION IS EITHER PUBLICLY AVAILABLE OR DOES NOT CONSTITUTE MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES. THE RECIPIENT OF THIS LENDER PRESENTATION HAS STATED THAT IT DOES NOT WISH TO RECEIVE MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES AND ACKNOWLEDGES THAT OTHER LENDERS HAVE RECEIVED A LENDER PRESENTATION THAT CONTAINS ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES THAT MAY BE MATERIAL. NEITHER THE COMPANY NOR THE ARRANGER TAKES ANY RESPONSIBILITY FOR THE RECIPIENT'S DECISION TO LIMIT THE SCOPE OF THE INFORMATION IT HAS OBTAINED IN CONNECTION WITH ITS EVALUATION OF THE COMPANY AND THE FACILITY.

 Disclosure / Disclaimer  SAFE HARBOR  This presentation contains forward-looking statements, which are subject to safe harbors under the Exchange Act of 1934, as amended. Forward-looking statements include statements that represent our expectations or beliefs concerning future events, including, without limitation, references to our ability to utilize our deferred tax assets, as well as statements including words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” “intent,” “momentum,” “projects,” “forecast,” “outlook,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” and similar expressions. In addition, projections of our future financial performance, anticipated growth and trends in our businesses and in our industries, the consummation of or anticipated impacts of acquisitions, divestitures, restructurings, stock repurchases, financings, debt repayments and investment activities, the outcome or impact of pending litigation, claims or disputes, our intent to pay quarterly cash dividends in the future, plans for and anticipated benefits of our products and solutions, anticipated tax rates, benefits and expenses, the impact of inflation, fluctuations in foreign currency exchange rates, changes in interest rates, ongoing and new geopolitical conflicts, and other global macroeconomic factors on our operations and financial performance, the expected impact of our new strategy and other characterizations of future events or circumstances are forward-looking statements. These statements are only predictions, based on our current expectations about future events and may not prove to be accurate. We do not undertake any obligation to update these forward-looking statements to reflect events occurring or circumstances arising after the date of this presentation. These forward-looking statements involve risks and uncertainties, and our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements on the basis of several factors, including economic recessions, inflationary pressure and those other factors that we discuss under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 29, 2024 and our subsequent Quarterly Reports on Form 10-Q, as well as the offering memorandum for any potential offering.  NON-GAAP MEASURES  We use measures that are not generally accepted accounting principles (“GAAP”) of operating margin, operating income, net income, results of operations and earnings per share, which are adjusted from results based on GAAP and exclude certain expenses, gains and losses. We also provide the non-GAAP metrics of revenues, constant currency revenues, EBITDA, reported EBITDA, diluted share count, gross profit, gross profit adjustments, operating expense adjustments, other non-operating expense (income) adjustments, unlevered free cash flow and free cash flow, which is defined as cash flows from operating activities, less purchases of property and equipment.  These non-GAAP financial measures are provided to enhance the user's understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing Gen's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods us ed by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information present ed in accordance with GAAP and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our most recent quarterly earnings release, and which can be found, along with other financial information, including the most recent earnings per share, on the investor relations page of our website at Investor.GenDigital.com. No reconciliation of the forecasted range for non-GAAP revenues and earnings per share guidance is included in this presentation because most non-GAAP adjustments pertain to events that have not yet occurred. It would be unreasonably burdensome to forecast, therefore we are unable to provide an accurate estimate.  PUBLICATIONS AND REPORTS  Information regarding market data presented herein has been obtained from internal sources, market research, publicly available information and industry publications. Estimates are inherently uncertain, involve risks and uncertainties and are subject to change based on various factors. While we believe that these sources and estimates are reliable as of the date hereof, we have not independently verified them and cannot guarantee their accuracy or completeness.  Copyright © 2025 Gen Digital Inc. All rights reserved.  2

 Copyright © 2025 Gen Digital Inc. All rights reserved.  3  This Lender Presentation (the "Lender Presentation") has been prepared solely for informational purposes from information supplied by or on behalf of Gen Digital Inc. (the "Company"), and is being furnished by Wells Fargo Securities, LLC (the "Arranger") to you in  your capacity as a prospective lender (the "Recipient") in considering the proposed Credit Facility described in the Lender Presentation (the "Facility").  ACCEPTANCE OF THIS LENDER PRESENTATION CONSTITUTES AN AGREEMENT TO BE BOUND BY THE TERMS OF THIS NOTICE AND UNDERTAKING AND THE SPECIAL NOTICE SET FORTH HEREIN (THE “SPECIAL NOTICE”). IF THE RECIPIENT IS NOT WILLING TO ACCEPT THE LENDER PRESENTATION AND OTHER EVALUATION MATERIAL (AS DEFINED HEREIN) ON THE TERMS SET FORTH IN THIS NOTICE AND UNDERTAKING AND THE SPECIAL NOTICE, IT MUST RETURN THE LENDER PRESENTATION AND ANY OTHER EVALUATION MATERIAL TO THE ARRANGER IMMEDIATELY WITHOUT MAKING ANY COPIES THEREOF, EXTRACTS THEREFROM OR USE THEREOF.  Confidentiality  As used herein: (a) "Evaluation Material" refers to the Lender Presentation and any other information regarding the Company or the Facility furnished or communicated to the Recipient by or on behalf of the Company in connection with the Facility (whether prepared or communicated by the Arranger or the Company, their respective advisors or otherwise) and (b) "Internal Evaluation Material" refers to all memoranda, notes, and other documents and analyses developed by the Recipient using any of the information specified under the definition of Evaluation Material.  The Recipient acknowledges that the Company considers the Evaluation Material to include confidential, sensitive and proprietary information and agrees that it shall use reasonable precautions in accordance with its established procedures to keep the Evaluation Material confidential; provided however that (i) it may make any disclosure of such information to which the Company gives its prior written consent and (ii) any of such information may be disclosed to it, its affiliates and their respective partners, directors, officers, employees, agents, advisors and other representatives (collectively, "Representatives") (it being understood that such Representatives shall be informed by it of the confidential nature of such information and shall be directed by the Recipient to treat such information in accordance with the terms of the Notice and Undertaking and the Special Notice). The Recipient agrees to be responsible for any breach of the Notice and Undertaking or the Special Notice that results from the actions or omissions of its Representatives.  The Recipient shall be permitted to disclose the Evaluation Material in the event that it is required by law or regulation or requested by any governmental agency or other regulatory authority (including any self-regulatory organization) or in connection with any legal proceedings. The Recipient agrees that it will notify the Arranger as soon as practical in the event of any such disclosure (other than at the request of a regulatory authority), unless such notification shall be prohibited by applicable law or legal process. For avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.  The Recipient shall have no obligation hereunder with respect to any Evaluation Material to the extent that such information (i) is or becomes publicly available other than as a result of a disclosure by the Recipient in violation of this agreement, (ii) was within the Recipient's possession prior to its being furnished pursuant hereto or becomes available to the Recipient on a non-confidential basis from a source other than the Company or its agents, provided that the source of such information was not known by the Recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, or (iii) any information that is independently developed by the Recipient without use of or reliance on the Evaluation Material.  In the event that the Recipient of the Evaluation Material decides not to participate in the transaction described herein, upon request of the Arranger, such Recipient shall as soon as practicable return all Evaluation Material (other than Internal Evaluation Material) to the Arranger or represent in writing to the Arranger that the Recipient has destroyed all copies of the Evaluation Material (other than Internal Evaluation Material) unless prohibited from doing so by the Recipient's internal policies and procedures.  Information  The Recipient acknowledges and agrees that (i) the Arranger received the Evaluation Material from third party sources (including the Company) and it is provided to the Recipient for informational purposes, (ii) the Arranger and its affiliates bear no responsibility (and shall not be liable) for the accuracy or completeness (or lack thereof) of the Evaluation Material or any information contained therein, (iii) no representation regarding the Evaluation Material is made by the Arranger or any of its affiliates, (iv) neither the Arranger nor any of its affiliates has made any independent verification as to the accuracy or completeness of the Evaluation Material, (v) the Arranger and its affiliates shall have no obligation to update or supplement any Evaluation Material or otherwise provide additional information, and (vi) none of the Arrangers or their respective affiliates shall have any liability with respect to the unauthorized use or misuse of Lender Presentation or any related marketing material by any Recipient.  The Evaluation Material has been prepared to assist interested parties in making their own evaluation of the Company and the Facility and does not purport to be all-inclusive or to contain all of the information that a prospective participant may consider material or desirable in making its decision to become a lender. Each Recipient of the information and data contained herein should take such steps as it deems necessary to assure that it has the information it considers material or desirable in making its decision to become a lender and should perform its own independent investigation and analysis of the Facility or the transactions contemplated thereby and the creditworthiness of the Company. The Recipient represents that it is sophisticated and experienced in extending credit to entities similar to the Company and that it is engaged in making, acquiring or holding commercial loans in the ordinary course. The Recipient understands that the Facility sets forth the terms of a commercial lending facility, and not any other type of financial instrument, and agrees not to assert a claim in contravention of the foregoing. The information and data contained herein are not a substitute for the Recipient's independent evaluation and analysis and should not be considered as a recommendation by the Arranger or any of its affiliates that any Recipient enter into the Facility.  Notice to and Undertaking by Recipients

 Copyright © 2025 Gen Digital Inc. All rights reserved.  4  Information  The Evaluation Material may include certain forward looking statements and projections provided by the Company. Any such statements and projections reflect various estimates and assumptions by the Company concerning anticipated results. No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such statements or projections. Whether or not any such forward looking statements or projections are in fact achieved will depend upon future events some of which are not within the control of the Company. Accordingly, actual results may vary from the projected results and such variations may be material. Statements contained herein describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements.  The Arrangers  The Arrangers (together with their affiliates) are full service financial institutions engaged in various activities, which may include loan and securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Arrangers and/or one of their affiliates may have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company and/or its affiliates.  In the ordinary course of their various business activities, the Arrangers and/or their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve assets, securities and/or instruments of the Company and/or its affiliates. The Arrangers and/or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.  The Arrangers and/or one or more of their affiliates may provide loans under the Facilities for their own account and such loans may comprise, individually or in the aggregate, a substantial portion of the Facilities. Certain of such affiliates may commit, subject to certain terms and conditions, to provide such loans prior to or immediately after commencement of the syndication of the Facilities, at a price and on terms agreed between such affiliates and the Company. In connection with the Facilities, the Company will pay certain fees, including commitment fees, to the Arrangers and/or one or more of their affiliates, as well as fees or discounts payable or given to the Arrangers and/or one or more of their affiliates in consideration for their respective commitments to provide loans, which commitments were made to the Company in advance of the commencement of the general syndication of the Facilities.  General  It is understood that unless and until a definitive agreement regarding the Facility between the parties thereto has been executed, the Recipient will be under no legal obligation of any kind whatsoever with respect to the Facility by virtue of this Notice and Undertaking except for the matters specifically agreed to herein and in the Special Notice.  The Recipient agrees that money damages would not be a sufficient remedy for breach of this Notice and Undertaking or of the Special Notice, and that in addition to all other remedies available at law or in equity, the Company and the Arranger shall be entitled to equitable relief, including injunction and specific performance, without proof of actual damages.  This Notice and Undertaking and the Special Notice together embody the entire understanding and agreement between the Recipient and the Arranger with respect to the Evaluation Material and the Internal Evaluation Material and supersedes all prior understandings and agreements relating thereto. The terms and conditions of this Notice and Undertaking and the Special Notice shall apply until such time, if any, that the Recipient becomes a party to the definitive agreements regarding the Facility, and thereafter the provisions of such definitive agreements relating to confidentiality shall govern. If you do not enter into the Facility, the application of this Notice and Undertaking and the Special Notice shall terminate with respect to all Evaluation Material on the date falling one year after the date of the Lender Presentation.  This Notice and Undertaking and the Special Notice shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the New York General Obligation Law to the extent that it mandates that the law of the State of New York govern)  Notice to and Undertaking by Recipients (contd.)

 Executive Summary  Situation Overview  Gen Digital Inc. (“Gen” or the “Company”) is looking to raise a $600 million Incremental Term Loan B (“Term Loan”) (collectively, the “Transaction”). The net proceeds from the Transaction will be utilized for General Corporate Purposes, which may include funding the purchase price of the MoneyLion acquisition and/or repaying outstanding debt of the Company  Extends debt maturity profile  Preserves full availability under the $1.5 billion revolver  Net incremental debt is prepayable, allowing for deleveraging from expected strong free cash flow  Concurrent with the TLB, Gen will be looking to raise $1,100 million of Other Unsecured Indebtedness to refinance the existing Senior Notes due 2025  Transaction Overview  Lender Commitments are due by February 13th at noon ET  Financial and Strategic Policy  Gen remains committed to maintaining a strong credit ratings profile and managing its leverage profile  On a pro forma basis, Gen will be levered at 3.8x based on LTM 12/27/2024 PF EBITDA of $2,383 million (comprised of Reported EBITDA of $2,293 million and  $90 million of EBITDA contribution from MoneyLion)  Gen is committed to long-term target of < 3.0x Net Leverage Ratio, expected to be achieved by FY27  Copyright © 2025 Gen Digital Inc. All rights reserved.  5

Transaction Overview

Sources & Uses

($ in Millions) Sources		Uses	
Incremental Term Loan B	$600	Estimated Purchase Price of MoneyLion	$1,000
Other Unsecured Indebtedness	1,100	Repay 5.000% Senior Notes due 2025	1,100
Interim Free Cash Flow	400		
Total Sources	**$2,100**	**Total Uses**	**$2,100**

Note: Excludes transaction related fees & expenses

Pro Forma Capitalization

($ in Millions)	12/27/2024			Pro Forma	
	$	x of EBITDA [1]	Adj.	$	x of EBITDA [1,2]
Cash and Cash Equivalents	$883			$883	
$1,500 million Revolver due 2027	$–			$–	
Term Loan A due 2027	3,568			3,568	
Term Loan B due 2029	2,395			2,395	
Incremental Term Loan B	–		600	600	
Avira Mortgages due 2029 & 2030	6			6	
Total Secured Debt	**$5,969**	**2.6x**		**$6,569**	**2.8x**
Net Secured Debt	*$5,086*	*2.2x*		*$5,686*	*2.4x*
5.000% Senior Notes due 2025	1,100		(1,100)	–	
6.750% Senior Notes due 2027	900			900	
7.125% Senior Notes due 2030	600			600	
Other Unsecured Indebtedness	–		1,100	1,100	
Total Debt	**$8,569**	**3.7x**		**$9,169**	**3.8x**
Net Debt	*$7,686*	*3.4x*		*$8,286*	*3.5x*
Market Capitalization [3]	$17,028			$17,028	
Total Capitalization	**$25,597**	**11.2x**		**$26,197**	**11.0x**
Liquidity [4]	**$2,383**			**$2,383**	
[1] Based on LTM 12/27/2024 Reported EBITDA of:		$2,293			
[2] MoneyLion 2024E Adj. EBITDA (excl. synergies) midpoint of guidance provided in Q3 earnings			$90		$2,383

[3] Based on 2/7/2025 closing share price of $27.63 and 616.3 million shares outstanding

[4] Based Revolver Availability plus Cash and Cash Equivalents

Gen

Copyright © 2025 Gen Digital Inc. All rights reserved.

6

 Summary of Terms: $600 million Incremental Term Loan B  Borrower:  Gen Digital Inc. (the “Borrower”)  Security:  First priority security interest in substantially all tangible and intangible personal property of the Borrower and each Guarantor (Same as existing)  Facility:  $600 million Incremental Term Loan B  Maturity:  7 Years (2032)  Use of Proceeds:  For general corporate purposes, which may include funding the purchase price of the MoneyLion acquisition and/or repaying outstanding debt of the company  Call Protection:  101 soft call for 6 months  Amortization:  1.00% per annum  Financial Covenants:  None, covenant-lite  Negative Covenants:  Same as existing  Summary of Terms: Incremental Term Loan B  Copyright © 2025 Gen Digital Inc. All rights reserved.  7

 Transaction Timeline  Date  Timeline  February 10th  Launch Incremental Term Loan B  February 13th  Lender Commitments due at Noon ET  Thereafter  Close and Fund Transaction  Market Holiday  Key Date  February 2025  Sun  Mon  Tue  Wed  Thurs  Fri  Sat  1  2  3  4  5  6  7  8  9  10  11  12  13  14  15  16  17  18  19  20  21  22  23  24  25  26  27  28  Copyright © 2025 Gen Digital Inc. All rights reserved.  8

 Gen Digital Overview  Copyright © 2025 Gen Digital Inc. All rights reserved.  9  Copyright © 2025 Gen Digital Inc. All rights reserved.

Company Snapshot

As of Q3 FY25 Earnings

LTM Revenue $3.9B | Non-GAAP Operating Margin 58.5%

~$4B
Total Bookings (LTM)
+4% Cyber Safety Y/Y

65M+[1]
Total Paid Customers

40M
Direct Customers
+1.2M Y/Y

~15B
Attacks Blocked Globally
CY2024

78%
Direct Retention
+1 pt Y/Y

$7.27
Direct Monthly ARPU
+$0.09 Y/Y

3.3x[2]
Net Leverage
Target of <3.0x by FY27

25+
Product Awards
and recognition

Gen

Note: Revenue, operating margin, and EPS are presented as non GAAP. Direct monthly ARPU reflects 12 months ended December 27, 2024; (1) Denotes Total Paid Customers as of 3/29/24 (2) Using Covenant Debt EBITDA (Non GAAP)

Copyright © 2025 Gen Digital Inc. All rights reserved.

11

 Powering Digital Freedom  11  Copyright © 2025 Gen Digital Inc. All rights reserved.  Mission  We create innovative and easy-to-use technology solutions that help people grow, manage, and secure their digital and financial lives.  Purpose

 Shaping the NextGen product portfolio based on consumer needs  Verify the people and information I interact with online  4  Give me control of my personal data  3  Keep my finances safe online  2  Protect my digital life from any security threats  1  Personalized risk detection & proactive recommendations  Identity verification & digital trust services  Scam, fraud, malware and phishing protection  Financial and credit wellness features  12  Copyright © 2025 Gen Digital Inc. All rights reserved.

 reedom  Gen  Global Leader in Consumer Cyber Safety  25+  Product Awards and Recognitions  Record  12B+  Attacks blocked in FY24  80%  Of attempts blocked were social engineering attacks  Introduced Norton Genie  The world’s leading AI-powered scam detection app  downloads  2M to date  Company  Recognitions  Listed on the Dow Jones North America Index  Powered by the S&P Global CSA  Positive Customer  Reviews  App Reviews  4.8+ Stars  4.2+ Stars  For Norton, Avast and LifeLock  Copyright © 2025 Gen Digital Inc. All rights reserved.  13  Copyright © 2025 Gen Digital Inc. All rights reserved.

 MoneyLion Acquisition  Copyright © 2025 Gen Digital Inc. All rights reserved.  14  Copyright © 2025 Gen Digital Inc. All rights reserved.

 Expands into full lifecycle of credit and financial wellness  offerings for consumers  strategically accelerates Gen’s presence in financial wellness and expands our consumer portfolio  Brings an AI recommendation engine, enhanced by Gen’s  user base, that powers a scaled financial marketplace platform  Diversifies Gen’s customer base with consumers in earlier stages of their financial lives, expanding top of funnel  Combines security, identity and financial data to enhance personalization, improving user digital and financial health  More than doubles addressable market to $50B+ and  reinforces long-term financial model  Expected to close in H1 FY26  15  Copyright © 2025 Gen Digital Inc. All rights reserved.

Transaction Overview

Transaction structure

$82 / share (Cash)

+

$23 / share (CVR)

Contingent Value Right ("CVR") issuable at closing and payable in Gen shares (issuable based on an assumed share price of $30.48) if Gen 30 consecutive trading day average volume-weighted average share price reaches $37.50 during the period from December 10, 2024 through the 24-month period after the transaction close.

Financial Impact

- Estimated cash payment at close of ~$1B
- Estimated purchase price at 9-11x NTM EBITDA[1] before synergies
- Accretive to Non-GAAP
- Reinforces Gen's long-term financial model
- Gen re-affirms commitment of net leverage < 3x EBITDA[2] by FY27

Approvals & Timing

- Unanimously approved by the Boards of Directors of both Gen and MoneyLion
- Subject to approval by MoneyLion shareholders
- Expected to close in H1 FY26, subject to regulatory approvals and other customary closing conditions

(1) EBITDA based on street consensus (FactSet), multiple based on cash value and cash + $23 CVR face value
(2) Using Covenant Debt EBITDA (Non GAAP)

Gen

Copyright © 2025 Gen Digital Inc. All rights reserved

16

MoneyLion

The first consumer finance digital ecosystem & the ultimate financial marketplace



Personal Financial Management (PFM)
Marketplace Products & Offers
AI Powered PFM Insights
Money / Adjacent Content and Community
Loans
Personal, Student, Auto, Home
Insurance
Auto, Life, Home
Banking
Direct Deposit
Early Paycheck
Credit Monitoring
Credit Cards
High Yield Savings
Rewards
Investing
Managed Portfolio
Single Stock Investing
WOW
Premium Membership
Cashback rewards
Home
Get Repairs,
Save on Utilities
Earn
Side Hustles
Cash Advance
Games
Round Ups
Auto
Rent, Buy / Sell
Credit Builder Loans
Education
Student Loan Refi
Credit Builder Loans
Peer to Peer Payments
Travel
Crypto
Tax Preparation

Financial Profile (1)

LTM Q3 CY2024

Revenue & Growth

$500M

+23% Y/Y

Adj. EBITDA Margin

17%

Total Customers

18.7M

Marketplace Inquiries (Q3)

~90M / quarter

Gen

(1) For financial reconciliations, please refer to MoneyLion's Q3 2024 Earnings Presentation found at: investors.moneylion.com

Copyright © 2025 Gen Digital Inc. All rights reserved.

17

Transaction Significantly Expands TAM to $50B+



Cyber Safety
(shared in Nov 2023)
Consumer Digital Finance
2x
Expansion
$13B
$22B
Financial & Credit Monitoring
2020
Low-to-Mid Single Digit CAGR
2023
Mid-Single Digit CAGR
2025+
Mid-to-High Single Digit CAGR

TAM expansion into **Consumer Digital Finance** and **Financial Marketplace**, growing high single to double digits (1)

Expanded TAM of **$30B+** includes:

- Personal financial management
- Financial marketplaces
- Digital banking services

(1) Sources: company public filings, IDC, Gartner, Javelin Strategy & Research, GlobalInfoResearch, Maia Research, Wall Street equity research reports, US Census Group, Boston Consulting Group, Gen estimates.

Gen
Copyright © 2025 Gen Digital Inc. All rights reserved.
18

 Gen's Expanding Consumer Portfolio  Anti-Virus  Backup  Parental Control  Utilities  Anti-Scam  VPN  Privacy Monitor  Anti-Track  Private Browser  Monitoring & Alerts  ID Rest. & Legal  Fraud Prevention  Home Title  Insurance  Reputation  Digital Vault  Credit Builder  Banking Services  Marketplace  Password Manager  Cyber Safety Assistant  Financial Mgmt.  Protect my identity and finances  Manage and grow my finances  Secure my family against cyber threats  Safeguard my personal data  Invest & Plan  Estate Planning  19  Copyright © 2025 Gen Digital Inc. All rights reserved.

 Key Credit Highlights  Copyright © 2025 Gen Digital Inc. All rights reserved.  20  Copyright © 2025 Gen Digital Inc. All rights reserved.

 Key Credit Highlights  Leadership in Large and Under-penetrated Cyber Safety Market with Strong Brand Awareness  Comprehensive and Expanding Product Portfolio Across  Security, Identity, and Privacy  Broad Global Customer Base with Significant Cross-Sell  and Up-Sell Opportunities  Demonstrated Success in Business Integration and  Synergy Realization  Recurring and Diversified Revenue Driving Predictable  and Resilient Growth  Robust Margin Profile with Strong Free Cash  Flow Generation  Disciplined Financial Policy with a Committed  Deleveraging Path to <3x Net Leverage by FY27  Consumer-Focused Management Team with Deep  Expertise and Proven Track Record of Success  1  2  3  4  5  6  7  8  21  Copyright © 2025 Gen Digital Inc. All rights reserved.

5B+ Global Internet Users Is the Opportunity

And it is still significantly under-penetrated


5B+
Global
Internet Users
Leverage free products
~30%
<10%
Use paid Cyber Safety solutions
60%+
Remains unsecured or relies on fragmented & embedded security

Tailwinds

- Cybercrimes keep growing
- Financial impact of breaches is increasing
- Need for data verification and privacy is on the rise
- AI is accelerating cyber threats and safety needs

Headwinds

- Lack of consumer awareness or higher risk tolerance
- Dependence on legacy and embedded solutions
- Complexity of technology
- Lack of integration and ease of use

Gen

Source: ITU statistics (2023), public company filings, Gen estimates

Copyright © 2025 Gen Digital Inc. All rights reserved.

22

Scaled Footprint Enhances Opportunities

Large, healthy and growing customer base

Post-Divestiture

~50M
PAID CUSTOMERS

21M
DIRECT

6M
MEMBERS

Today

~500M
TOTAL USERS
(free + paid customers)

~65M
PAID CUSTOMERS

40M
DIRECT

14M+
MEMBERS

#1 consumer Cyber Safety service & support team

Healthy

- Balance of new and retained
- Diverse segments & geographies
- Strong satisfaction and loyalty
- Cross-sell/up-sell opportunities
- Scalable and engaged

Gen
Copyright © 2025 Gen Digital Inc. All rights reserved.
23

A History of Consistent Free Cash Flow Generation[1]

Note: All references to years refer to Fiscal Year Ending in March

- **Strong Free Cash Flow CAGR: 30.1%** from $974M in FY22 to $2.1M in LTM Q3 FY25
- **3-Year Average Free Cash Flow Conversion[2]: 65.4%** from FY22 – FY24
- **Limited Capital Expenditure Needs**, with CapEx needs at **0.3%** as a percentage of Revenue from FY22 – FY24, and **0.4%** in LTM Q3 FY25

Cash Flow From Operations[3]



($ in Millions)
$974
$757
$2,064
$2,146
FY22
FY23
FY24
LTM Q3 FY25

Capital Expenditures



($ in Millions)
$6
$6
$20
$15
FY22
FY23
FY24
LTM Q3 FY25

Free Cash Flow



($ in Millions)
Free Cash Flow Conversion
64.7%
40.5%
91.1%
92.9%
$968
$751
$2,044
$2,131
FY22
FY23
FY24
LTM Q3 FY25

(1) Free Cash Flow defined as Cash Flow From Operations less Capital Expenditures
(2) Free Cash Flow Conversion is defined as FCF / Adj. EBITDA
(3) The outsized gain in CFFO in F24 was driven by working capital flow YoY (Outflows of $969 million in FY23 compared to inflows of $1,748million in FY24)

Gen

Copyright © 2025 Gen Digital Inc. All rights reserved.

25

Experienced Management Team with Track Record of Success



Vincent Pilette
Chief Executive Officer

- 20+years of senior operating and financial experience in the technology sector
- Held positions at Logitech, Electronics-For-Imaging, and Hewlett-Packard
- M.S. Engineering, Université Catholique de Louvain
- M.B.A, Kellogg School of Management at Northwestern University



Natalie Derse
Chief Financial Officer

- 26+ years in financial management, business performance analytics, and operational excellence across eCommerce, Consumer Products & Services, and Manufacturing & Distribution
- Prior positions at General Electric, Stanley Black & Decker, and eBay
- B.S Finance, University of Dayton



Bryan Ko
Legal & Corp. Development

- Previously served as Logitech's International General Counsel, Corporate Secretary, and Head of Corporate Development and as General Counsel and Corporate Secretary for Fuhu, Inc.
- M.B.A and B.A., UC Berkeley
- J.D. Rutgers University School of Law



Travis Witteveen
Commercial Operations, Acquisitions & Partnerships

- 30+ years of IT industry experience in the US and Europe
- Previously served as CEO of Avira and joined the Gen leadership team through the Avira acquisition
- Prior to Avira and Gen, Travis held executive and senior sales and marketing leadership roles at AVG, F-Secure, Axent/Raptor Technologies and FTP Software



Howie Xu
AI & Innovation

- Previously served as Senior Vice President of Engineering of AI/ML at Palo Alto Networks and Vice President of AI/ML at Zscaler
- Previous positions include CEO and Co-Founder of TrustPath (AI security startup acquired by Zscaler) and Entrepeneur-in-Residence at Greylock Partners

Gen

☐ Denotes management position at Gen Digital or its predecessors during the Avira and Avast acquisitions

Copyright © 2025 Gen Digital Inc. All rights reserved.

26

 FY25 Q3 Results  Copyright © 2025 Gen Digital Inc. All rights reserved.  27

Q3 Non-GAAP Business Highlights

- 22nd consecutive quarter of growth: Cyber Safety Bookings up 4% in constant currency (CC), Revenue up 4%
- Operating margin of 58.5% reflects strong core margins and disciplined growth investments
- 5th quarter of double-digit EPS growth, up 15%, driven by focused execution and balanced capital allocation

Bookings
+3% Y/Y in CC and USD
+4% Y/Y (Cyber Safety)



$1,007M
$1,036M
Q3 FY24
Q3 FY25

Revenue [1]
+4% Y/Y in CC and USD
+5% Y/Y (Cyber Safety)



$948M
$986M
Q3 FY24
Q3 FY25

Operating Income [1]
+4% Y/Y in CC and USD



$555M
OM 58.5%
$577M
OM 58.5%
Q3 FY24
Q3 FY25

EPS [1]
+15% Y/Y in CC and USD



$0.49
$0.56
Q3 FY24
Q3 FY25

Gen

Note: Graphs not to scale. All numbers presented are non GAAP unless otherwise indicated. See appendix for reconciliation of financial measures from GAAP to non GAAP.
(1) During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10 Q for more details.

Copyright © 2025 Gen Digital Inc. All rights reserved.

28

Solid Execution

- **Q3 Revenue of $986M**, up 4% in USD and CC
  - Broad-based growth across product portfolio, with stronger growth in higher value US market
  - Stable and healthy KPIs at cohort levels
- **Operating Leverage at Scale: 58.5% Margin**, flat Y/Y
  - Best-in-class operating margins reflect efficient business model that enables new investment capacity
  - Continue to operate with discipline and drive profitable growth to fund innovation

Non-GAAP P&L ($mil), except per share amounts	Q3 FY24 (1)	Q2 FY25	Q3 FY25	Y/Y % USD
Revenue	$948	$974	$986	4%
Y/Y % (CC)	*2%*	*3%*	*4%*	–
Gross Profit	824	839	850	3%
Gross Margin	86.9%	86.1%	86.2%	(70) bps
Operating Expenses	269	272	273	1%
% of Revenue	28.4%	27.9%	27.7%	(70) bps
Operating Income	$555	$567	$577	4%
Operating Margin	58.5%	58.2%	58.5%	flat
Other Inc / (Expense)	(151)	(137)	(128)	nm
Effective Tax Rate	22%	22%	22%	–
Net Income	$315	$336	$350	11%

(1) During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10-Q for more details.

Gen

Note: All numbers presented are non GAAP unless otherwise indicated.
See appendix for reconciliation of financial measures from GAAP to non-GAAP.

Copyright © 2025 Gen Digital Inc. All rights reserved.

29

Gen Performance Metrics

Revenue ($M)

	Q3 FY24	Q2 FY25	Q3 FY25	Y/Y % USD	Y/Y % CC
Direct[1] [2]	$834	$860	$869	4%	4%
+ Partners	$99	$102	$105	6%	6%
= Cyber Safety	$933	$962	$974	4%	5%
+ Legacy [3]	$15	$12	$12	(20%)	(20%)
= Total Revenue	$948	$974	$986	4%	4%

Note: Amounts may not add due to rounding.
(1) During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10-Q for more details.
(2) Subscriptions sold directly through E-Commerce and Mobile App
(3) Legacy revenue includes: EOL VPN (SurfEasy and HMA), SMB Legacy Platforms, Avast's Chrome Distribution, Bullguard, Tech OEM, and exited markets.
(4) Direct monthly ARPU is calculated as direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure.
(5) Direct retention is customer (unit) retention. Reflects blended retention of E-Commerce and Mobile customers

Cyber Safety Metrics

	Q3 FY24	Q2 FY25	Q3 FY25	Y/Y
Direct Customers *(Q/Q change)*	38.9M *+330K*	39.7M *+389K*	40.1M *+371K*	1.2M
Direct Monthly ARPU [4]	$7.18	$7.26	$7.27	$0.09
Direct Retention [5]	77%	~78%	~77.5%	1 pt

- All KPIs stable to up, with improvements across cohorts
- Direct Customers up 1.2M Y/Y from new international customers and higher mobile adoption, improved retention at cohort level
- ARPU expansion reflects strong cross-sell and upsell momentum
- Retention up 1 pt Y/Y at cohort level, overall blended retention slightly impacted by higher mix of first year mobile customers

Gen

Copyright © 2025 Gen Digital Inc. All rights reserved.

29

 Key Balance Sheet, Cash Flow, & Other Metrics ($M)  Q3 FY24  Q2 FY25  Q3 FY25  Balance Sheet  Cash and Cash Equivalents  $490  $737  $883  Contract Liabilities (1)  $1,819  $1,827  $1,849  Debt (Principal)  $9,375  $8,628  $8,569  Cash Flow  Cash Flow from Operations  $315  $158  $326  Capital Expenditures  $8  $2  $8  Free Cash Flow  $307  $156  $318  Other Metrics: Capital Allocation  Dividends + Dividend Equivalents  (Quarterly $0.125 per common share)  $81  $77  $77  Debt Paydown  $259  -  $59  Share Repurchase  $100  -  -  Liquidity of $2.4B  $883M cash + $1.5B revolver undrawn  Debt / EBITDA(2) Net Leverage of 3.3x  Remain committed to long-term target <3x by FY27  Free Cash Flow of $318M  Limited capital allocation pending closure of  MoneyLion acquisition  30  Copyright © 2025 Gen Digital Inc. All rights reserved.  Balance Sheet & Cash Flow  During the first quarter of fiscal year 2025, Gen made an immaterial revis ion to FY24 financials. Please refer  to Note 1 in the Q1 FY25 10-Q for more details.  Using Covenant EBITDA (Non-GAAP)

 Gen’s Pro-Forma Financial Policy  Financial Position & Liquidity  Robust liquidity ($2,383 million Actual at 12/27/2024) through cash on balance sheet and revolver availability  Strong balance sheet mix supported by this Transaction as Gen addresses near-term maturities  Prudent capital management, demonstrated by historical voluntary TLB pre-payments totaling $980 million since FY 2024  Proactive hedging program with active interest-rate risk management  Continued focus on generating strong free cash flow supporting continued investment in our business and deleveraging, with LTM FCF at  ~$2,131 million (1)  Leverage Target  Focused on maintaining strong credit profile  Gen is committed to long-term target of < 3.0x Net Leverage Ratio, expected to be achieved by FY27  Capital Allocation  Gen will remain prudent on paying dividends, with the dividend policy remaining unchanged, at $0.50 per share going forward  Gen will continue to maintain a balanced approach to its capital allocation strategy as the Company progresses towards achieving all of its publicly stated financial goals  Strategic and accretive M&A reinforcing Gen’s long-term financial model, all future M&A will take Gen’s long term Total Net Leverage target into account  (1) Based historical LTM 12/27/2024 CFFO less Capital Expenditures, per Company filings  Copyright © 2025 Gen Digital Inc. All rights reserved. 31

Strengthening FY25 Non-GAAP Guidance

Q4 FY25

REVENUE
$990M - $1,005M

EPS
$0.57 - $0.59

FY25

REVENUE
$3,915M - $3,930M

EPS
$2.20 - $2.22

FY25 Key Assumptions

(Growth in Constant Currency)

- Cyber Safety Bookings and Revenue growth: ~4%
- EPS growth: 14-15%
- Stable currency and SOFR flat to down

Note: All numbers presented are non GAAP unless otherwise indicated

- Guidance in USD assumes average Jan 2025 foreign exchange rates.
- Assumes non GAAP effective tax rate of ~22%.
- We are not providing GAAP EPS guidance because most non GAAP adjustments pertain to events that have not yet occurred and would be unreasonably burdensome to forecast.

Gen
Copyright © 2025 Gen Digital Inc. All rights reserved.
32

 Appendix  33  Copyright © 2025 Gen Digital Inc. All rights reserved.

Trended Non-GAAP Quarterly Results

Non-GAAP P&L ($M), except per share amounts	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	FY24	Q1 FY25	Q2 FY25	Q3 FY25
Direct Customer Revenues	829	834	834	844	3,341	850	860	869
Partner Revenues	97	95	99	105	396	101	102	105
TOTAL CYBER SAFETY REVENUE	**$926**	**$929**	**$933**	**$949**	**$3,737**	**$951**	**$962**	**$974**
Legacy Revenues	17	16	15	15	63	14	12	12
TOTAL REVENUE	**$943**	**$945**	**$948**	**$964**	**$3,800**	**$965**	**$974**	**$986**
Y/Y % (CC)	*35%*	*28%*	*2%*	*3%*	*15%*	*3%*	*3%*	*4%*
Gross Profit	$822	$824	$824	$832	$3,302	$833	$839	$850
Gross Margin	*87.2%*	*87.2%*	*86.9%*	*86.3%*	*86.9%*	*86.3%*	*86.1%*	*86.2%*
• Sales & Marketing	172	174	172	173	691	173	175	173
• Research & Development	79	75	67	69	290	72	74	74
• General & Administrative	29	29	30	24	112	24	23	26
Operating Expenses	280	278	269	266	1,093	269	272	273
% of Revenue	*29.7%*	*29.4%*	*28.4%*	*27.6%*	*28.8%*	*27.9%*	*27.9%*	*27.7%*
Operating Income	**$542**	**$546**	**$555**	**$566**	**$2,209**	**$564**	**$567**	**$577**
Operating Margin	*57.5%*	*57.8%*	*58.5%*	*58.7%*	*58.1%*	*58.4%*	*58.2%*	*58.5%*
• Interest Expense	(163)	(167)	(158)	(154)	(642)	(146)	(143)	(134)
• Other Income (Expense)	9	6	7	15	37	12	6	6
Income before Income Taxes	$388	$385	$404	$427	$1,604	$430	$430	$449
• Provision for Income Tax	85	84	89	94	352	95	94	99
Net Income	**$303**	**$301**	**$315**	**$333**	**$1,252**	**$335**	**$336**	**$350**
• Depreciation	7	6	5	5	23	5	4	5
Reported EBITDA	**$549**	**$552**	**$560**	**$571**	**$2,232**	**$569**	**$571**	**$582**

Gen

During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10 Q for more details.

Copyright © 2025 Gen Digital Inc. All rights reserved.

34

 GAAP to Non-GAAP Gross Profit  ($M)  Q1 FY24  Q2 FY24  Q3 FY24  Q4 FY24  FY24  Q1 FY25  Q2 FY25  Q3 FY25  GAAPResults of Operation  Gross profit (GAAP)  $764  $765  $766  $774  $3,069  $775  $780  $793  Non-GAAP Gross Profit Adjustments  Cost of revenues  Stock-based compensation  1  1  1  1  4  1  1  1  Amortization of intangible assets  57  58  57  57  229  57  58  56  TOTAL GROSSPROFIT  ADJUSTMENT  58  59  58  58  233  58  59  57  Non-GAAP Results of Operation  Net revenues  943  945  948  964  3,800  965  974  986  Cost of revenues  121  121  124  132  498  132  135  136  GROSS PROFIT (NON-GAAP)  $822  $824  $824  $832  $3,302  $833  $839  $850  Reconciliation to Non-GAAP Gross Profit  During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10-Q for more details.  Copyright © 2025 Gen Digital Inc. All rights reserved. 35

Reconciliation to Non-GAAP Operating Income

GAAP to Non-GAAP Operating Income ($M)	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	FY24	Q1 FY25	Q2 FY25	Q3 FY25
GAAP Results of Operation								
Operating income (GAAP)	$359	$22	$332	$397	$1,110	$417	$402	$374
Total Non-GAAP gross profit adjustment	58	59	58	58	233	58	59	57
Non-GAAP Operating Expense Adjustments								
Stock-based compensation	36	34	34	30	134	30	32	32
Amortization of intangible assets	61	61	61	50	233	43	44	43
Restructuring and other costs	17	17	2	21	57	(1)	3	2
Acquisition and integration costs	6	6	8	4	24	2	2	6
Litigation costs	5	347	60	6	418	15	25	21
Legal contract dispute cost	-	-	-	-	-	-	-	42
TOTAL OPERATING EXPENSE ADJUSTMENT	125	465	165	111	866	89	106	146
Non-GAAP Results of Operation								
Gross profit	822	824	824	832	3,302	833	839	850
• Sales and marketing	172	174	172	173	691	173	175	173
• Research and development	79	75	67	69	290	72	74	74
• General and administrative	29	29	30	24	112	24	23	26
Total operating expenses	280	278	269	266	1,093	269	272	273
Operating Income (Non-GAAP)	$542	$546	$555	$566	$2,209	$564	$567	$577

During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10 Q for more details.

Gen
Copyright © 2025 Gen Digital Inc. All rights reserved.
36

Reconciliation to Non-GAAP Net Income

GAAP to Non-GAAP Net Income ($M)	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	FY24	Q1 FY25	Q2 FY25	Q3 FY25
GAAP Results of Operation								
Net income (GAAP)	$187	$147	$142	$131	$607	$181	$161	$159
Total Non-GAAP gross profit adjustment	58	59	58	58	233	58	59	57
Total Non-GAAP operating expense adjustment	125	465	165	111	866	89	106	146
Non-GAAP Other Non-Operating Expense (Income) Adj								
Non-cash interest expense	7	6	7	7	27	7	6	7
Loss (gain) on equity investments	-	-	-	40	40	-	-	30
Gain on sale of properties	(4)	-	(5)	-	(9)	-	-	-
Other	1	(1)	1	(1)	-	-	1	1
Total adjustments to GAAP income before income taxes	187	529	226	215	1,157	154	172	241
Income tax effect of non-GAAP adjustments	(71)	(375)	(53)	(13)	(512)	-	3	(50)
Total net income adjustment	116	154	173	202	645	154	175	191
Non-GAAP Results of Operation								
Operating income	542	546	555	566	2,209	564	567	577
Interest expense	(163)	(167)	(158)	(154)	(642)	(146)	(143)	(134)
Other income (expense), net	9	6	7	15	37	12	6	6
Income before income taxes	388	385	404	427	1,604	430	430	449
Provision for income taxes	85	84	89	94	352	95	94	99
Net income (Non-GAAP)	$303	$301	$315	$333	$1,252	$335	$336	$350

Gen

During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10 Q for more details.

Copyright © 2025 Gen Digital Inc. All rights reserved.

37

 GAAP to Non-GAAP Net Income (1)  ($M), except per shareamounts  Q3 FY25  Net Income  GAAP Net Income  $159  Stock based compensation  33  Amortization of intangible assets  99  Restructuring and other costs  2  Acquisition and integration costs  6  Litigation costs  21  Legal contract dispute cost  42  Other (2)  38  Adjustment to GAAP provision for income taxes  (50)  Total adjustments  191  Non-GAAP Net Income  $350  Total may not add due to rounding.  Other includes non-cash interest expense, loss (gain) on equity investments and other minor reconciling items.  Copyright © 2025 Gen Digital Inc. All rights reserved. 39  Reconciliation to Non-GAAP Net Income

 Unlevered Free Cash Flow Reconciliation ($M)  Q3 FY25  Net Cash Flow from Operating Activities  $326  Adjustments:  Capital Expenditures  (8)  Free Cash Flow  $318  Adjustments:  Cash paid for interest expense, net of interest rate hedges  $177  Unlevered Free Cash Flow  $495  Copyright © 2025 Gen Digital Inc. All rights reserved. 40  Reconciliation to Non-GAAP (Unlevered) Free Cash Flow

 Revenue by Geo ($M)  Q1 FY24  Q2 FY24  Q3 FY24  Q4 FY24  FY24  Q1 FY25  Q2 FY25  Q3 FY25  US  558  563  563  578  2,262  579  584  589  Rest of Americas  56  55  56  56  223  57  57  58  Americas  614  618  619  633  2,484  636  641  647  EMEA  226  227  230  233  916  233  233  240  APJ  103  100  99  98  400  96  100  99  Total Revenue  $943  $945  $948  $964  $3,800  $965  $974  $986  Trended GAAP Revenue by Geography  During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10-Q for more details.  Copyright © 2025 Gen Digital Inc. All rights reserved. 40

Trended EBITDA (Non-GAAP)

Reported EBITDA (Non-GAAP) [1] ($M)	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	FY24	Q1 FY25	Q2 FY25	Q3 FY25
Net income	$187	$147	$142	$131	$607	$181	$161	$159
Adjustments:								
• Net interest expense	164	167	160	153	644	145	143	135
• Income tax expense (benefit)	14	(291)	36	81	(160)	95	97	49
• Depreciation and amortization	125	125	123	112	485	105	106	104
EBITDA (Non-GAAP)	490	148	461	477	1,576	526	507	447
Adjustments to EBITDA:								
• Stock-based compensation	37	35	35	31	138	31	33	33
• Restructuring and other costs	17	17	2	21	57	(1)	3	2
• Acquisition and integration costs	6	6	8	4	24	2	2	6
• Litigation costs	5	347	60	6	418	15	25	21
• Legal contract dispute cost	-	-	-	-	-	-	-	42
• Loss (gain) on equity investments	-	-	-	40	40	-	-	30
• Gain on sale of properties	(4)	-	(5)	-	(9)	-	-	-
• Impairment of long-lived assets	-	-	-	-	-	-	3	-
• Other non-operating expense (income), net [2]	(2)	(1)	(1)	(8)	(12)	(4)	(2)	1
Reported EBITDA (Non-GAAP)	$549	$552	$560	$571	$2,232	$569	$571	$582

(1) Amounts may not add due to rounding.
(2) Other non-operating expense, net is equal to total non-operating expense, net excluding net interest expense and other minor reconciling items.

During the first quarter of fiscal year 2025, Gen made an immaterial revision to FY24 financials. Please refer to Note 1 in the Q1 FY25 10 Q for more details.

Gen
Copyright © 2025 Gen Digital Inc. All rights reserved.
41

Stock Based Compensation ($M)  Q1 FY24  Q2 FY24  Q3 FY24  Q4 FY24  FY24  Q1 FY25  Q2 FY25  Q3 FY25  Cost of revenues  $1  $1  $1  $1  $4  $1  $1  $1  Sales and marketing  9  10  10  7  36  9  9  9  Research and development  11  10  9  9  39  9  9  9  General and administrative  16  13  15  14  58  12  14  14  Restructuring and other costs  -  1  -  -  1  -  -  -  Total stock-based compensation expense  $37  $35  $35  $31  $138  $31  $33  $33  Trended Stock-Based Compensation  Copyright © 2025 Gen Digital Inc. All rights reserved. 42

 Debt Covenant EBITDA (Non-GAAP) (1) ($M)  LTM (3)  Net income  $632  Adjustments:  Net interest expense  576  Income tax expense (benefit)  322  Depreciation and amortization  427  EBITDA (Non-GAAP)  $1,957  Adjustments to EBITDA:  Stock-based compensation  128  Restructuring and other costs  25  Acquisition and integration costs  14  Litigation costs  67  Legal contract dispute cost  42  Loss (gain) on equity investments  70  Impairment of long-lived assets  3  Other non-operating expense (income), net(2)  (13)  Reported EBITDA (Non-GAAP)  $2,293  Adjustments to Reported EBITDA:  Other non-operating expense (income), net(2)  13  Unrealized cost synergies  1  Consolidated Debt Covenant EBITDA (Non-GAAP)  $2,307  Amounts may not add due torounding.  Other non-operating expense, net is equal to total non-operating expense, net excluding net interest expense and other minor reconciling items.  LTM denotes results for the last twelve fiscal month period.  Debt Covenant EBITDA (Non-GAAP)  Copyright © 2025 Gen Digital Inc. All rights reserved. 43

 We use non-GAAP measures of operating margin, operating income, net income, results of operations, and earnings per share, which are adjusted from results based on GAAP and exclude certain expenses, gains and losses. We also provide the non-GAAP metrics of revenues, constant currency revenues, EBITDA, reported EBITDA, diluted share count, gross profit, gross profit adjustments, operating expense adjustments, other non-operating expense (income) adjustments, unlevered free cash flow, and free cash flow, which is defined as cash flows from operating activities, less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user's understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing Gen's performance, as well as in planning and forecasting future periods. These non- GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release, and which can be found, along with other financial information including the Earnings Presentation, on the investor relations page of our website at Investor.GenDigital.com. No reconciliation of the forecasted range for non-GAAP revenues and EPS guidance is included in this release because most non- GAAP adjustments pertain to events that have not yet occurred. It would be unreasonably burdensome to forecast, therefore we are unable to provide an accurate estimate.  Copyright © 2025 Gen Digital Inc. All rights reserved. 44  Use of GAAP and Non-GAAP Financial Information

 Bookings: Bookings are defined as customer orders received that are expected to generate net revenues in the future. We present the ope rational metric of bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our performan ce in future periods.  Direct customer count: Direct customers is a metric designed to represent active paid users of our products and solutions who have a direct billin g and/or registration relationship with us at the end of the reported period. Average direct customer count presents the average of the total number of direct customers at the beginning and end of the applicable period. We exclude users on free trials from our direct customer count. Users who have indirectly purchased and/or registered for our products or solutions through partners are excluded unless such users convert or renew their subscription directly with us or sign up for a paid membership through our web stores or third-party app stores. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products and solutions across brands, platforms, regions, and internal systems, and therefore, calculation methodologies may differ. The methodologies used to measure these metrics require judgment and are also susceptible to algorithms or other technical errors. We continually seek to improve our estimates of our user base, and these estimates are subject to change due to improvements or revisions to our methodology. From time to time, we review our metrics and may discover inaccuracies o r make adjustments to improve their accuracy, which can result in adjustments to our historical metrics. Our ability to recalculate our historical metrics may be impacted by data limitations or other factors that require us to apply different methodologies for such adjustments. We generally do not inten d to update previously disclosed metrics for any such inaccuracies or adjustments that are deemed not material.  Direct average revenues per user (ARPU): ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. We monitor ARPU because it helps us understand the rate at which we are monetizing our consumer customer base.  Retention rate: Retention rate is defined as the percentage of direct customers as of the end of the period from one year ago who are still a ctive as of the most recently completed fiscal period. We monitor the retention rate to evaluate the effectiveness of our strategies to improve renewals of subscriptions.  (Unlevered) Free cash flow: Free cash flow is defined as cash flows from operating activities less purchases of property and equipment. Unlevered free cash flow excludes cash interest expense payments, net of payments received through interest rate swap hedges. Free cash flow is not a measure of financial condition under GAAP and does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period, and thus should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity.  Explanation of Non-GAAP Measures and Other Items  Copyright © 2025 Gen Digital Inc. All rights reserved. 45

 Thank You  Copyright © 2025 Gen Digital Inc. All rights reserved. 46